Exhibit 99.1

Leading Independent Proxy Advisory Firm ISS Recommends Berry Stockholders Vote ‘FOR’ Proposed Merger Agreement with LINN Energy

December 4, 2013, DENVER--(BUSINESS WIRE) -- Berry Petroleum Company (NYSE:BRY, “Berry”) today announced that leading independent proxy voting advisory firm Institutional Shareholder Services (ISS) has recommended that Berry stockholders vote ‘FOR’ the proposed merger with LINN Energy, LLC (Nasdaq: LINE, “LINN”) and LinnCo, LLC (Nasdaq: LNCO, “LinnCo”).  As previously announced on November 4, 2013, Berry entered into a definitive merger agreement with LINN and LinnCo under which Berry stockholders will receive 1.68 shares of LinnCo for each outstanding Berry share held as of the November 14, 2013 record date.

“A vote FOR the proposed transaction is warranted given the substantial 44.6 percent premium to the unaffected price implied by the 1.68 exchange ratio and the transaction’s compelling strategic rationale,” ISS concluded in its report to clients.

The Boards of Directors at Berry, LINN, and LinnCo have all unanimously approved the merger agreement as detailed on form S-4.

Meetings of Berry stockholders, LINN unitholders, and LinnCo shareholders for the purpose of voting on the previously announced merger agreement will be held on Monday, December 16, 2013.  The transaction is subject to approval of the respective companies’ stockholders, unitholders, and shareholders.

The Berry Petroleum Company meeting will occur at 10:00 a.m. MST on Monday, December 16, 2013 at the Ritz Carlton Hotel, 1881 Curtis Street, Denver, Colorado 80202.

If Berry stockholders require assistance in voting their proxies, they should call either of Berry’s proxy solicitors, Georgeson Inc., at 866-295-8105 or Innisfree M&A Incorporated, at 888-750-5834.

About Berry Petroleum Company
Berry Petroleum Company is a publicly traded independent oil and natural gas production and exploitation company with operations in California, Texas, Utah, and Colorado. The company uses its website as a channel of distribution of material company information. Financial and other material information regarding the company is routinely posted on and accessible at http://www.bry.com.

Additional Information about the Proposed Transactions and Where to Find It
In connection with the proposed transactions, LINN and LinnCo have filed with the SEC a registration statement on Form S-4 (Registration No. 333-187484) that includes a joint proxy statement of LinnCo, LINN and Berry that also constitutes a prospectus of LINN and LinnCo. Each of Berry, LINN and LinnCo also plan to file other relevant documents with the SEC regarding the proposed transactions. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents filed by Berry, LINN and LinnCo with the SEC at the SEC's website at www.sec.gov. You may also obtain these documents by contacting LINN's and LinnCo's Investor Relations department at (281) 840-4193 or via e-mail at ir@linnenergy.com or by contacting Berry's Investor Relations department at (303) 999-4071 or via email at ir@bry.com.

Participants in the Solicitation
Berry, LINN and LinnCo and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about LINN's and LinnCo's respective directors and executive officers is available in the Registration Statement on Form S-4 related to the merger. Information about Berry's directors and executive officers is available in Berry's Form 10-K/A for the year ended December 31, 2012 dated April 30, 2013. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transactions when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Berry, LINN or LinnCo using the sources indicated above. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

CONTACT: Berry Petroleum Company
Investors & Media:
Zach Dailey, Director, Investor Relations
303-999-4071